Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SumTotal Systems, Inc.

Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113833, 333-133046 and 333-138018) and Form S-3 (No. 333-134645) of SumTotal Systems, Inc. of our reports dated March 12, 2007, relating to the consolidated financial statements and financial statement schedule and the effectiveness of SumTotal Systems, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP

March 16, 2007

San Francisco, California